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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                               September 15, 1999
                    ----------------------------------------

                              VISUAL NETWORKS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

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
         Delaware                       000-23699                           52-1837515
     ---------------                   -----------                         -------------
  (State of Incorporation)      (Commission File Number)         (IRS Employer Identification No.)
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                                2092 Gaither Road
                            Rockville, Maryland 20850
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (301) 296-2300
                           --------------------------
                         (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS.

         On September 15, 1999, Visual Networks, Inc. ("Visual"), Inverse Network Technology ("Inverse") and Visual Acquisitions Two, Inc. ("Merger Sub") entered into an Agreement and Plan of Merger dated as of September 15, 1999 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Inverse (the "Merger").

         Under the terms of the Merger Agreement, all outstanding shares of Inverse capital stock and all shares of Inverse common stock reserved for issuance upon the exercise of all outstanding Inverse warrants will be exchanged for shares of Visual common stock representing 19.99% of the outstanding shares of Visual common stock as of the closing date of the Merger. In addition, all outstanding Inverse stock options and warrants will be assumed by Visual. Upon the consummation of the Merger, Inverse will become a wholly-owned subsidiary of Visual. The transaction will be accounted for as a pooling of interests. The Merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization. The Merger is subject to customary closing conditions and the approval of the shareholders of Inverse.

         Visual issued a press release announcing the Merger on September 15, 1999, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

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
         (c)      Exhibits.
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                  99.1 Press release of Visual Networks, Inc., dated September 15, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


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
Date:  September 20, 1999              Visual Networks, Inc.




                                       /s/ Peter J. Minihane
                                       -----------------------------------------
                                        By:       Peter J. Minihane
                                        Title:    Chief Financial Officer
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                                  EXHIBIT INDEX


         99.1 Press release of Visual Networks, Inc., dated September 15, 1999.


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